Exhibit 10.29

ASSIGNMENT OF LEASES AND RENTS

THIS ASSIGNMENT, made and entered into as of this 8th day of June, 2012, between MT. V PROPERTY HOLDINGS, LLC, a limited liability company duly organized, existing and in good standing under the laws of the State of Georgia and authorized to transact business in Arkansas, whose mailing address is 3050 Peachtree Road, NW, Suite 355, Two Buckhead Plaza, Atlanta, Georgia 30305 (hereinafter referred to as “Borrower”), and ECONOMIC DEVELOPMENT CORPORATION OF FULTON COUNTY , the address of which is 5534 Old National Highway,  College Park, GA 30349 (hereinafter referred to as “Lender”);

W I T N E S S E T H:

THAT FOR AND IN CONSIDERATION of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable considerations, the receipt and sufficiency whereof are hereby acknowledged, and in order to secure the indebtedness and other obligations of Borrower hereinafter set forth, Borrower does hereby grant, transfer, convey and assign to Lender, its successors, successors-in-title and assigns, all of Borrower’s right, title and interest in, to and under any and all of those leases and rental agreements now existing and hereafter made, including any and all extensions, renewals and modifications thereof, and all security deposits and other refundable and non-refundable deposits paid by the tenants thereunder (said leases and rental agreements are hereinafter referred to collectively as the “Leases”, and the tenants and lessees thereunder are hereinafter referred to collectively as “Tenants” or individually as “Tenant” as the context requires), which Leases cover or shall cover portions of certain real property described in Exhibit “A” (commonly known as 706 Oak Grove Street, Mountain View, Arkansas 72560) attached hereto and by this reference made a part hereof and/or the improvements thereon

(said real property and improvements hereinafter collectively referred to as the “Premises”); together with all of Borrower’s right, title and interest in and to all rents, issues and profits from the Leases and from the Premises.

TO HAVE AND TO HOLD unto Lender, its successors and assigns, forever, subject to and upon the terms and conditions set forth herein.

This Assignment is made for the purpose of securing (a) the full and prompt payment when due, whether by acceleration or otherwise, with such interest as may accrue thereon, either before or after maturity thereof, of that certain Note dated of even date herewith, made by Borrower to the order of Lender in the principal face amount of One Million Three Hundred Four Thousand and No/100 Dollars ($1,304,000.00), (hereinafter referred to as the “Note”), together with any renewals, modifications, consolidations and extensions thereof and amendments thereto and all advances of principal thereunder, (b) the full amount and prompt payment and performance of any and all obligations of Borrower to Lender under the terms of the Deed to Secure Debt and Security Agreement from Borrower to Lender, dated of even date herewith and securing the indebtedness evidenced by the Note (hereinafter referred to as the “Security Instrument”), (c) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of that certain Loan Agreement of even date herewith (hereinafter referred to as the “Loan Agreement”), (d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under any other instruments now or hereafter evidencing, securing, or otherwise relating to the indebtedness evidenced by the Note, and (e) any judgments in connection with the foregoing (the Note, Security Instrument, the Loan Agreement, and said other instruments are hereinafter referred to collectively as the “Loan Documents,” and said indebtedness is hereinafter referred to as the “Indebtedness”).

ARTICLE I.

WARRANTIES AND COVENANTS

1.1.          Warranties of Borrower.  To the extent that there are Leases, Borrower hereby warrants and represents as follows:

(a)           Borrower is the sole holder of the landlord’s interest under the Leases, is entitled to receive the rents, issues and profits from the Leases and from the Premises, and has good right to sell, assign, transfer and set over the same and to grant to and confer upon Lender the rights, interests, powers, and authorities herein granted and conferred;

(b)           Borrower has made no assignment other than this Assignment of any of the rights of Borrower under any of the Leases or with respect to any of said rents, issues or profits;

(c)           Borrower has neither done any act nor omitted to do any act which might prevent Lender from, or limit Lender in, acting under any of the provisions of this Assignment;

(d)           All Leases provide for rental to be paid monthly, in advance, and Borrower has not accepted payment of rental under any of the Leases for more than one (1) month in advance of the due date thereof;

(e)           So far as is known to Borrower, there exists no default or event of default or any state of facts which would, with the passage of time or the giving of notice, or both, constitute a default or event of default on the part of Borrower or by any Tenant under the terms of any of the Leases;

(f)            Neither the execution and delivery of this Assignment or any of the Leases, the performance of each and every covenant of Borrower under this Assignment and the Leases, nor the meeting of each and every condition contained in this Assignment, conflicts with, or constitutes a breach or default under any agreement, indenture or other instrument to which Borrower is a party, or any law, ordinance, administrative regulation or court decree which is applicable to Borrower;

(g)           No action has been brought or, so far as is known to Borrower, is threatened, which would interfere in any way with the right of Borrower to execute this Assignment and perform all of Borrower’s obligations contained in this Assignment and in the Leases;

(h)           The Leases are valid, enforceable and in full force and effect; and

(i)            All security deposits and other deposits (whether refundable or non-refundable pursuant to the terms of the Leases) are held by Borrower in a segregated account and have been received and applied for the uses and purposes designated in the Leases.

1.2.          Covenants of Borrower.  Borrower hereby covenants and agrees as follows:

(a)           Borrower shall (i) fulfill, perform and observe each and every condition and covenant of landlord or lessor contained in each of the Leases; (ii) give prompt notice to Lender of any claim of default under any of the Leases, whether given by the Tenant to Borrower, or given by Borrower to the Tenant, together with a complete copy of any such notice; (iii) at no cost or expense to Lender, enforce, short of termination, the performance and observance of each and every covenant and condition of each of the Leases, to be performed or observed by the Tenant thereunder; and (iv) appear in and defend any action arising out of, or in any manner connected with, any of the Leases, or the obligations or liabilities of Borrower as the landlord thereunder, or of the Tenant or any guarantor thereunder;

(b)           Borrower shall not, without the prior written consent of Lender, (i) modify any of the Leases; (ii) terminate the term or accept the surrender of any of the Leases; (iii) waive or release the Tenant from the performance or observance by the Tenant of any obligation or condition of any of the Leases; (iv) permit the prepayment of any rents under any of the Leases for more than one (1) month prior to the accrual thereof; (v) give any consent to any assignment or sublease by the Tenant under any of the Leases; or (vi) assign its interest in, to or under the

Leases or the rents, issues and profits from the Leases and from the Premises to any person or entity other than Lender;

(c)           Borrower shall not, without the prior written consent of Lender, enter into any Lease unless the Tenant thereunder shall have been approved in writing by Lender and said Lease is in form and content satisfactory to and approved in writing by Lender;

(d)           Borrower shall protect, indemnify and save harmless Lender from and against all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, attorneys’ fees and expenses) imposed upon or incurred by Lender by reason of this Assignment and any claim or demand whatsoever which may be asserted against Lender by reason of any alleged obligation or undertaking to be performed or discharged by Lender under this Assignment.  In the event Lender incurs any liability, loss or damage by reason of this Assignment, or in the defense of any claim or demand arising out of or in connection with this Assignment, the amount of such liability, loss or damage shall be added to the Indebtedness, shall bear interest at the rate of Default Interest specified in the Note from the date incurred until paid and shall be payable on demand;

(e)           Borrower shall authorize and direct, and does hereby authorize and direct each and every present and future Tenant of the whole or any part of the Premises to pay all rental to Lender upon receipt of written demand from Lender to so pay the same;

(f)            The warranties and representations of Borrower made in Paragraph 1.01 hereof and the covenants and agreements of Borrower made in this Paragraph apply to each Lease in effect as of the time of execution of this Assignment, and shall apply to each Lease hereafter made at the time each such future Lease becomes effective.

(g)           At the request of Lender, Borrower immediately shall deliver to Lender evidence that all security deposits and other deposits (whether refundable or non-refundable) paid by Tenants under the Leases have been placed in a separate account in accordance with applicable law.

1.3.          Covenants of Lender.  Lender, by its acceptance of this Assignment, hereby covenants and agrees with Borrower as follows:

(a)           Although this Assignment constitutes a present and current assignment of all rents, issues and profits from the Premises, so long as there shall exist no Default, Lender shall not demand that such rents, issues and profits be paid directly to Lender, and Borrower shall have the right to collect, but no more than one (1) month prior to accrual, all such rents, issues and profits from the Premises (including, but not by way of limitation, all rental payments under the Leases); and

(b)           Upon the payment in full of the Indebtedness, as evidenced by the recording or filing of an instrument of satisfaction or full release of the Security Instrument without the recording of another security instrument in favor of Lender affecting the Premises, this Assignment shall be terminated and released of record by Lender and shall thereupon be of no further force or effect.

ARTICLE II.

DEFAULT

2.1.          Default.  The term, “Default,” wherever used in this Assignment, shall mean any one or more of the following events:

(a)           The occurrence of any “Default” under any of the Loan Documents;

(b)           The failure by Borrower duly and fully to comply with any covenant, condition or agreement of this Assignment; or

(c)           The breach of any warranty by Borrower contained in this Assignment.

2.2.          Remedies.  Upon the occurrence of any Default, Lender may at its option, with or without notice or demand of any kind, exercise any or all of the following remedies:

(a)           Declare any part or all of the Indebtedness to be due and payable, whereupon the same shall become immediately due and payable;

(b)           Perform any and all obligations of Borrower under any or all of the Leases or this Assignment and exercise any and all rights of Borrower herein or therein as fully as Borrower himself could do, including, without limitation of the generality of the foregoing: enforcing, modifying, extending or terminating any or all of the Leases; collecting, modifying, compromising, waiving or increasing any or all the rents payable thereunder; and obtaining new tenants and entering into new leases on the Premises on any terms and conditions deemed desirable by Lender; and, to the extent Lender shall incur any costs in connection with the performance of any such obligations of Borrower, including costs of litigation, then all such costs shall become a part of the Indebtedness, shall bear interest from the incurring thereof at the rate of Default Interest specified in the Note, and shall be due and payable on demand;

(c)           In Borrower’s or Lender’s name, institute any legal or equitable action which Lender in its sole discretion deems desirable to collect and receive any or all of the rents, issues and profits assigned herein;

(d)           Collect the rents, issues and profits and any other sums due under the Leases and with respect to the Premises, and apply the same in such order as Lender in its sole discretion may elect against (i) all costs and expenses, including reasonable attorneys’ fees, incurred in connection with the operation of the Premises, the performance of Borrower’s obligations under the Leases and collection of the rents thereunder; (ii) all the costs and expenses, including reasonable attorneys’ fees, incurred in the collection of any or all of the Indebtedness, including all costs, expenses and attorneys’ fees incurred in seeking to realize on or to protect or preserve Lender’s interest in any other collateral securing any or all of the Indebtedness; and (iii) any or all unpaid principal and interest on the Indebtedness.

Lender shall have the full right to exercise any or all of the foregoing remedies without regard to the adequacy of security for any or all of the Indebtedness, and with or without the commencement of any legal or equitable action or the appointment of any receiver or trustee, and shall have full right to enter upon, take possession of, use and operate all or any portion of the Premises which Lender in its sole discretion deems desirable to effectuate any or all of the foregoing remedies.

ARTICLE III.

GENERAL PROVISIONS

3.1.          Successors and Assigns.  This Assignment shall inure to the benefit of and be binding upon Borrower and Lender and their respective heirs, executors, legal representatives, successors and assigns.  Whenever a reference is made in this Assignment to “Borrower” or “Lender”, such reference shall be deemed to include a reference to the heirs, executors, legal representatives, successors and assigns of Borrower or Lender.

3.2.          Terminology.  All personal pronouns used in this Assignment, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural, and vice versa.  Titles of articles are for convenience only and neither limit nor amplify the provisions of this Assignment.

3.3.          Severability.  If any provision of this Assignment or the application thereof to any person or circumstance shall be invalid or unenforceable to any extent, the remainder of this Assignment and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

3.4.          Applicable Law.  This Assignment and the rights and obligations of the parties hereunder shall in all respects be governed by, construed and enforced in accordance with federal law and the laws of the State of Georgia, except and only to the extent of procedural matters related to the creation, perfection, priority, and enforcement of Lender’s rights and remedies against the Premises, which matters shall be governed by the laws of the state of Arkansas.  However, in the event that the enforceability or validity of any provision of this Assignment is challenged or questioned, such provision shall be governed by whichever applicable state or federal law would uphold or would enforce such challenged or questioned provision.  The loan transaction which is evidenced by this Assignment has been applied for, considered, approved and made, and all necessary loan documents have been accepted by Lender in the State of Georgia.

3.5.          No Third Party Beneficiaries.  This Assignment is made solely for the benefit of Lender and its assigns.  No Tenant under any of the Leases nor any other person shall have standing to bring any action against Lender as the result of this Assignment, or to assume that Lender will exercise any remedies provided herein, and no person other than Lender shall under any circumstances be deemed to be a beneficiary of any provision of this Assignment.

3.6.          No Oral Modifications.  Neither this Assignment nor any provisions hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

3.7.          Cumulative Remedies.  The remedies herein provided shall be in addition to and not in substitution for the rights and remedies vested in Lender in or by any of the Loan Documents or in law or equity, all of which rights and remedies are specifically reserved by Lender.  The remedies herein provided or otherwise available to Lender shall be cumulative and may be exercised concurrently.  The failure to exercise any of the remedies herein provided shall not constitute a waiver thereof, nor shall use of any of the remedies herein provided prevent the subsequent or concurrent resort to any other remedy or remedies.  It is intended that this clause shall be broadly construed so that all remedies herein provided or otherwise available to Lender shall continue to be each and all available to Lender until the Indebtedness shall have been paid in full.

3.8.          Cross-Default.  A Default by Borrower under this Assignment shall constitute a Default under the other Loan Documents.

3.9.          Counterparts.  This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and any of the parties or signatories hereto may execute this Assignment by signing any such counterpart.

3.10.        Further Assurance.  At any time and from time to time, upon request by Lender, Borrower will make, execute and deliver, or cause to be made, executed and delivered, to Lender and, where appropriate, cause to be recorded and/or refiled at such time and in such offices and places as shall be deemed desirable by Lender, any and all such other and further assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments of further assurance, certificates and other documents as may, in the opinion of Lender, be necessary or desirable in order to effectuate, complete or perfect, or to continue and preserve (a) the obligations of Borrower under this Assignment and (b) the security interest created by this Assignment as a first and prior security interest upon the Leases and the rents, issues and profits from the Premises.  Upon any failure by Borrower so to do, Lender may make, execute, record, file, re-record and/or refile any and all such assignments, deeds to secure debt, mortgages, deeds of trust, security agreements, financing statements, continuation statements, instruments, certificates, and documents for and in the name of Borrower, and Borrower hereby irrevocably appoints Lender the agent and attorney-in-fact of Borrower so to do.

3.11.        Notices.  Any and all notices, elections or demands permitted or required to be made under this Assignment shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, or sent by overnight courier service by a company regularly engaged in the business of delivering business packages (such as Federal Express or Purolator), or sent by registered or certified United States mail, postage prepaid, to the other party at the address set forth below, or at such other address within the continental United States of America as may have theretofore been designated in writing.  The effective date of such notice, election or demand shall be the date of personal delivery or, if sent by overnight courier then the date of delivery as evidenced by the courier’s receipt, or, if mailed, then the date of postmark.  For the purposes of this Assignment:

The Address of Lender is:

ECONOMIC DEVELOPMENT CORPORATION OF FULTON COUNTY

5534 Old National Highway

College Park, GA 30349

The Address of Borrower is:

3050 Peachtree Road, NW, Suite 355

Two Buckhead Plaza

Atlanta, Georgia 30305

3.12.        Modifications, etc.  Borrower hereby consents and agrees that Lender may at any time, and from time to time, without notice to or further consent from Borrower, either with or without consideration, surrender any property or other security of any kind or nature whatsoever held by it or by any person, firm or corporation on its behalf or for its account, securing the Indebtedness; substitute for any collateral so held by it, other collateral of like kind, or of any kind; agree to modification of the terms of the Note or the Loan Documents; extend or renew the Note or any of the Loan Documents for any period; grant releases, compromises and indulgences with respect to the Note or the Loan Documents to any persons or entities now or hereafter liable thereunder or hereunder; release any guarantor or endorser of the Note, the Security Instrument, the Loan Agreement, or any other Loan Document; or take or fail to take any action of any type whatsoever, and no such action which Lender shall take or fail to take in connection with the Loan Documents, or any of them, or any security for the payment of the Indebtedness or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Borrower’s obligations hereunder, affect this Assignment in any way or afford Borrower any recourse against Lender.  The provisions of this Assignment shall extend and be applicable to all renewals, amendments, extensions, consolidations and modifications of the Loan Documents and the Leases, and any and all references herein to the Loan Documents or the Leases shall be deemed to include any such renewal, amendments, extension, consolidation or modifications thereof.

3.13         SBA Loan.  The Loan secured by this lien was made under a United States Small Business Administration (SBA) nationwide program which uses tax dollars to assist small business owners.  If the United States is seeking to enforce this document, then under SBA regulations:

a)             When SBA is the holder of the Note, this document and all documents evidencing or securing this Loan will be construed in accordance with federal law.

b)            Lender or SBA may use local or state procedures for purposes such as filing papers, recording documents, giving notice, foreclosing liens, and other purposes.  By using these procedures, SBA does not waive any federal immunity from local or state control, penalty, tax or liability.  No Borrower or Guarantor may claim or assert against SBA any local or state law to deny any obligation of Borrower, or defend any claim of SBA with respect to this Loan.

c)             Any clause in this document requiring arbitration is not enforceable when SBA is the holder of the Note secured by this instrument.

IN WITNESS WHEREOF, Borrower has executed this Assignment under seal, as of the day and year first above written.

BORROWER:

MT. V PROPERTY HOLDINGS, LLC

By:	/s/ Christopher F. Brogdon	(L.S.)
Christopher F. Brogdon, Manager

/s/ [ILLEGIBLE]
Witness

/s/ [ILLEGIBLE]
Witness

STATE OF GEORGIA	)
	) SS.	ACKNOWLEDGEMENT
COUNTY OF FULTON	)

On this 8th day of June, in the year 2012, before me, the undersigned, a Notary Public in and for said County and State, personally appeared Christopher F. Brogdon, Manager of MT. V PROPERTY HOLDINGS, LLC, a Georgia limited liability company authorized to transact business in Arkansas, and thereupon he acknowledged under oath to my satisfaction that he is the person who executed the within instrument, and that he executed said instrument on behalf of the company as its voluntary act and was authorized to do so for the consideration, uses and purposes therein set forth.

Signature:	/s/ Ellen W. Smith
Notary Public in and for said County and State

My Commission Expires:	Jan. 30, 2016
(NOTARIAL SEAL)